Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Cheniere Energy Partners GP, LLC, and
Unitholders of Cheniere Energy Partners, L.P.:
We consent to the incorporation by reference in the registration statements (Nos. 333-183780 and 333-183986) on Form S-3 and the registration statement (No. 333-151155) on Form S-8 of Cheniere Energy Partners, L.P. and subsidiaries of our reports dated February 19, 2015, with respect to the consolidated balance sheet of Cheniere Energy Partners, L.P. and subsidiaries as of December 31, 2014, and the related consolidated statement of operations, comprehensive loss, partners’ equity, and cash flows for the year then ended, and the related financial statement schedule (Schedule I) for the year ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10‑K of Cheniere Energy Partners, L.P. and subsidiaries.

/s/ KPMG LLP
KPMG LLP

Houston, Texas
February 19, 2015